(MKS LOGO)

EXHIBIT 99.1

MKS Instruments Reports Q2 2016 Financial Results

Quarterly revenue of $326 million
GAAP net income of $9.2 million, or $0.17 per diluted share
Non-GAAP net earnings of $38.7 million, or $0.72 per diluted share

Andover, Mass., July 27, 2016 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, reports today second quarter 2016 financial results.

“We had a very strong second quarter driven by positive business trends in the semiconductor market as well as in other advanced markets we serve,” said Gerald Colella, Chief Executive Officer and President. On a pro-forma basis, sales were $359 million, an increase of 9% from $330 million in the first quarter of 2016.

Mr. Colella added, “Our second quarter performance demonstrates the accretion potential of our combination with Newport. We are excited about the capabilities of a broader suite of highly precise technology-enabling solutions that address the difficult technological challenges our customers face. Our integration is on track and we are on schedule to realize $35 million of annualized cost synergies.”

“During the second quarter, we introduced a combined target operating model to reflect the acquisition of Newport, our recent favorable debt repricing and a $50 million principal repayment,” said Seth Bagshaw, Vice President and Chief Financial Officer. “At illustrative annual revenue of approximately $1.4 billion, and on a fully synergized basis, at this target operating model, the combined company is expected to generate non-GAAP gross margins of 45% to 47%, non-GAAP operating margins of 18% to 20%, and non-GAAP EPS of $2.97 to $3.35 on 54 million shares outstanding.”

Sales in the second quarter were $326 million, which included two months of results from the company’s acquisition of Newport which closed on April 29, 2016. Second quarter Net Income of $9.2 million included amortization of intangible assets of $8.9 million and aggregate acquisition and integration-related costs of $20 million associated with the acquisition. Non-GAAP Net Earnings were $38.7 million, or $0.72 per diluted share.

The Company had $426 million in cash and short-term investments as of June 30th, $730 million outstanding under its term loan, and during the quarter paid a dividend of $9.1 million or $0.17 per diluted share.

Quarterly Financial Results
(in millions, except per share data)
	Q2 2016	Q1 2016
GAAP Results
Net revenues	$326	$184
Gross margin	41.7%	42.4%
Operating margin	5.9%	12.3%
Net income	$9.2	$17.6
Diluted EPS	$0.17	$0.33
Non-GAAP Results
Gross margin	44.8%	42.4%
Operating margin	18.1%	14.6%
Net earnings	$38.7	$20.1
Diluted EPS	$0.72	$0.38

Third Quarter Outlook

Based on current business levels, we expect that sales in the third quarter of 2016 may range from $345 to $385 million, and at these volumes, our non-GAAP net earnings could range from $0.64 to $0.86 per diluted share and GAAP net income could range from $0.36 to $0.60 per diluted share.

Segment Results

In conjunction with the acquisition of Newport, the Company is reporting its results in two business segments: Vacuum and Analysis, and Light and Motion.

Vacuum and Analysis provides a broad range of instruments, components, subsystems and software which are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control and information technology, ozone generation and delivery, RF & DC power, reactive gas generation, and vacuum technology.

Light and Motion provides a broad range of instruments, components and subsystems which are derived from our core competencies in lasers, photonics, sub-micron positioning, vibration isolation, and optics.

Conference Call Details

A conference call with management will be held on Thursday, July 28, 2016 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 37647857, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor, and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control and information technology, ozone generation and delivery, RF & DC power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration isolation, and optics. Our primary served markets include semiconductor capital equipment, general industrial, life sciences, and research. Additional information can be found at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP amounts exclude amortization of acquired intangible assets, costs associated with completed and announced acquisitions, acquisition integration costs, sale of previously written down inventory, restructuring charges, fees and expenses related to repricing of term loan, amortization of deferred financing charges, discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Pro forma revenue amounts assume the acquisition of Newport had occurred as of the beginning of the first quarter of 2016.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future financial performance of MKS, MKS’ future business prospects, MKS’ future growth, and MKS’ expected synergies and cost savings from its recent acquisition of Newport Corporation. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, the ability of MKS Instruments to successfully integrate Newport Corporation’s operations and employees, unexpected costs, charges or expenses resulting from the Newport acquisition, the terms of the financing incurred in connection with the Newport acquisition, MKS’ ability to realize anticipated synergies and cost savings from the Newport acquisition, MKS’ ability to successfully grow Newport Corporation’s business, potential adverse reactions or changes to business relationships resulting from the Newport acquisition, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of any other acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in Newport Corporation’s Annual Report on Form 10-K for the year ended January 2, 2016 filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

###

Company Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer and Treasurer
Telephone: 978.645.5578

Investor Relations Contact: Monica Gould
The Blueshirt Group
Telephone: 212.871.3927
Email: monica@blueshirtgroup.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30, 2016	June 30, 2015	March 31, 2016
Net revenues:
Products	$285,471	$188,281	$153,621
Services	40,390	29,685	30,060

Total net revenues	325,861	217,966	183,681
Cost of revenues:
Products	163,993	99,849	85,352
Services	25,955	19,319	20,416

Total cost of revenues	189,948	119,168	105,768
Gross profit	135,913	98,798	77,913
Research and development	28,214	17,567	17,227
Selling, general and administrative	71,429	33,269	33,950
Acquisition costs	8,205	—	2,494
Restructuring	24	219	—
Amortization of intangible assets	8,855	1,709	1,683

Income from operations	19,186	46,034	22,559
Interest (expense) income, net	(7,944)	790	880
Other income, net	1,126	—	366

Interest and other (expense) income, net	(6,818)	790	1,246
Income from operations before income taxes	12,368	46,824	23,805
Provision for income taxes	3,158	13,604	6,242

Net income	$9,210	$33,220	$17,563

Net income per share:
Basic	$0.17	$0.62	$0.33
Diluted	$0.17	$0.62	$0.33
Cash dividends per common share	$0.17	$0.17	$0.17
Weighted average shares outstanding:
Basic	53,461	53,384	53,235
Diluted	53,806	53,589	53,563
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$9,210	$33,220	$17,563
Adjustments:
Acquisition costs (Note 1)	8,205	—	2,494
Acquisition inventory step-up (Note 2)	10,119	—	—
Fees and expenses relating to repricing of term loan (Note 3)	713	—	—
Amortization of debt issuance costs (Note 4)	1,629	—	—
Integration costs (Note 5)	11,850	—	—
Restructuring (Note 6)	24	219	—
Sale of previously written down inventory (Note 7)	—	(2,098)	—
Amortization of intangible assets	8,855	1,709	1,683
Pro forma tax adjustments	(11,896)	74	(1,593)

Non-GAAP net earnings (Note 8)	$38,709	$33,124	$20,147

Non-GAAP net earnings per share (Note 8)	$0.72	$0.62	$0.38

Weighted average shares outstanding	53,806	53,589	53,563
Income from operations	$19,186	$46,034	$22,559
Adjustments:
Acquisition costs (Note 1)	8,205	—	2,494
Acquisition inventory step-up (Note 2)	10,119	—	—
Fees and expenses relating to repricing of term loan (Note 3)	713	—	—
Integration costs (Note 5)	11,850	—	—
Restructuring (Note 6)	24	219	—
Sale of previously written down inventory (Note 7)	—	(2,098)	—
Amortization of intangible assets	8,855	1,709	1,683

Non-GAAP income from operations (Note 9)	$58,952	$45,864	$26,736

Non-GAAP operating margin percentage (Note 9)	18.1%	21.0%	14.6%

Gross profit	$135,913	$98,798	$77,913
Acquisition inventory step-up (Note 2)	10,119	—	—
Sale of previously written down inventory (Note 7)	—	(2,098)	—

Non-GAAP gross profit (Note 10)	$146,032	$96,700	$77,913

Non-GAAP gross profit percentage (Note 10)	44.8%	44.4%	42.4%

Interest (expense) income, net	$(7,944)	$790	$880
Amortization of debt issuance costs (Note 4)	1,629	—	—

Non-GAAP interest (expense) income, net	$(6,315)	$790	$880

Note 1: We recorded $8.2 million and $2.5 million of acquisition costs during the three months ended June 30, 2016 and March 31, 2016, respectively, related to the Newport Corporation acquisition, which closed during the second quarter of 2016.

Note 2: We recorded $10.1 million in cost of sales during the three months ended June 30, 2016 related to the step-up of inventory to fair value as a result of the Newport Corporation acquisition. This is being charged to cost of sales over inventory turns of three months.

Note 3: We recorded $0.7 million of fees and expenses during the three months ended June 30, 2016 related to the repricing of our Term Loan Credit Agreement.

Note 4: We recorded $1.6 million of additional interest expense during the three months ended June 30, 2016 related to the amortization of debt issuance costs affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 5: We recorded $11.9 million of integration costs during the three months ended June 30, 2016 related to the Newport Corporation acquisition.

Note 6: We recorded $0.2 million of restructuring costs during the three months ended June 30, 2015 related to the outsourcing of an international manufacturing operation.

Note 7: Cost of sales for the three months ended June 30, 2015, include the reversal of a special charge of $2.1 million for obsolete inventory, which was subsequently sold.

Note 8: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude acquisition costs, an inventory step-up adjustment related to the acquisition of Newport Corporation, fees and expenses related to the repricing of a term loan credit agreement, amortization of debt issuance costs, integration costs related to the acquisition of Newport Corporation, restructuring costs, the reversal of certain previously written off inventory items that were subsequently sold, amortization of intangible assets and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 9: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition costs, an inventory step-up adjustment related to the acquisition of Newport Corporation, fees and expenses related to the repricing of a term loan credit agreement, integration costs related to the acquisition of Newport Corporation, restructuring costs, the reversal of certain previously written off inventory items that were subsequently sold and amortization of intangible assets.

Note 10: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an inventory step-up adjustment related to an acquisition and the reversal of certain previously written off inventory items that were subsequently sold.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended June 30,
	2016	2015
Net revenues:
Products	$439,092	$374,377
Services	70,450	57,428

Total net revenues	509,542	431,805
Cost of revenues:
Products	249,345	198,501
Services	46,371	37,460

Total cost of revenues	295,716	235,961
Gross profit	213,826	195,844
Research and development	45,441	34,247
Selling, general and administrative	105,379	64,136
Acquisition costs	10,699	30
Restructuring	24	1,007
Amortization of intangible assets	10,538	3,380

Income from operations	41,745	93,044
Interest (expense) income, net	(7,064)	1,294
Other income, net	1,492	—

Interest and other (expense) income, net	(5,572)	1,294
Income from continuing operations before income taxes	36,173	94,338
Provision for income taxes	9,400	27,332

Net income	$26,773	$67,006

Net income per share:
Basic	$0.50	$1.26
Diluted	$0.50	$1.25
Cash dividends per common share	$0.340	$0.335
Weighted average shares outstanding:
Basic	53,348	53,299
Diluted	53,685	53,559
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$26,773	$67,006
Adjustments:
Acquisition costs (Note 1)	10,699	30
Acquisition inventory step-up (Note 2)	10,119	—
Fees and expenses relating to repricing of term loan (Note 3)	713	—
Amortization of debt issuance costs (Note 4)	1,629	—
Integration costs (Note 5)	11,850	—
Restructuring (Note 6)	24	1,007
Sale of previously written down inventory (Note 7)	—	(2,098)
Amortization of intangible assets	10,538	3,380
Pro forma tax adjustments	(13,489)	(698)

Non-GAAP net earnings (Note 8)	$58,856	$68,627

Non-GAAP net earnings per share (Note 8)	$1.10	$1.28

Weighted average shares outstanding	53,685	53,559
Income from operations	$41,745	$93,044
Adjustments:
Acquisition costs (Note 1)	10,699	30
Acquisition inventory step-up (Note 2)	10,119	—
Fees and expenses relating to repricing of term loan (Note 3)	713	—
Integration costs (Note 5)	11,850	—
Restructuring (Note 6)	24	1,007
Sale of previously written down inventory (Note 7)	—	(2,098)
Amortization of intangible assets	10,538	3,380

Non-GAAP income from operations (Note 9)	$85,688	$95,363

Non-GAAP operating margin percentage (Note 9)	16.8%	22.1%

Gross profit	$213,826	$195,844
Acquisition inventory step-up (Note 2)	10,119	—
Sale of previously written down inventory (Note 7)	—	(2,098)

Non-GAAP gross profit (Note 10)	$223,945	$193,746

Non-GAAP gross profit percentage (Note 10)	44.0%	44.9%

Interest (expense) income, net	$(7,064)	$1,294
Amortization of debt issuance costs (Note 4)	1,629	—

Non-GAAP interest (expense) income, net	$(5,435)	$1,294

Note 1: We recorded $10.7 million of acquisition costs during the six months ended June 30, 2016 related to the Newport Corporation acquisition, which closed during the second quarter of 2016. We recorded $0.03 million of acquisition costs during the six months ended June 30, 2015 related to the Precisive LLC acquisition, which closed during the first quarter of 2015.

Note 2: We recorded $10.1 million in cost of sales during the six months ended June 30, 2016 related to the step-up of inventory to fair value as a result of the Newport Corporation acquisition. This is being charged to cost of sales over inventory turns of three months.

Note 3: We recorded $0.7 million of fees and expenses during the six months ended June 30, 2016 related to the repricing of our Term Loan Credit Agreement.

Note 4: We recorded $1.6 million of amortization expense during the six months ended June 30, 2016 related to the amortization of debt issuance costs affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 5: We recorded $11.9 million of integration costs during the six months ended June 30, 2016 related to the Newport Corporation acquisition.

Note 6: We recorded $1.0 million of restructuring costs during the six months ended June 30, 2015 related to the outsourcing of an international manufacturing operation.

Note 7: Cost of sales for the six months ended June 30, 2015, include the reversal of a special charge of $2.1 million for obsolete inventory, which was subsequently sold.

Note 8: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude acquisition costs, an inventory step-up adjustment related to the acquisition of Newport Corporation, fees and expenses related to the repricing of a term loan credit agreement, amortization of debt issuance costs, integration costs related to the acquisition of Newport Corporation, restructuring costs, the reversal of certain previously written off inventory items that were subsequently sold, amortization of intangible assets and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 9: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition costs, an inventory step-up adjustment related to the acquisition of Newport Corporation, fees and expenses related to the repricing of a term loan credit agreement, integration costs related to the acquisition of Newport Corporation, restructuring costs, the reversal of certain previously written off inventory items that were subsequently sold and amortization of intangible assets.

Note 10: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an inventory step-up adjustment related to the acquisition of Newport Corporation and the reversal of certain previously written off inventory items that were subsequently sold.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended June 30, 2016			Three Months Ended March 31, 2016
	Income Before	Provision	Effective		Provision
	Income Taxes	(benefit) for	Tax Rate	Income Before	(benefit) for	Effective
		Income Taxes		Income Taxes	Income Taxes	Tax Rate
GAAP	$12,368	$3,158	25.5%	$23,805	$6,242	26.2%
Adjustments:
Acquisition costs (Note 1)	8,205	—		2,494	—
Acquisition inventory step-up (Note 2)	10,119	—		—	—
Fees and expenses relating to	713	—		—	—
repricing of term loan (Note 3)
Amortization of debt issuance costs	1,629	—		—	—
(Note 4)
Integration costs (Note 5)	11,850	—		—	—
Restructuring	24	—		—	—
Amortization of intangible assets	8,855	—		1,683	—
Tax effect of pro forma adjustments	—	11,708		—	1,503
Adjustment to pro forma tax rate	—	188		—	90

Non-GAAP	$53,763	$15,054	28.0%	$27,982	$7,835	28.0%

	Three Months Ended June 30, 2015
		Provision	Effective
	Income Before	(benefit) for	Tax Rate
	Income Taxes	Income Taxes
GAAP	$46,824	$13,604	29.1%
Adjustments:
Restructuring (Note 6)	219	—
Sale of previously written down inventory (Note 7)	(2,098)	—
Amortization of intangible assets	1,709	—
Tax effect of pro forma adjustments	—	311
Adjustment to pro forma tax rate	—	(385)

Non-GAAP	$46,654	$13,530	29.0%

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
		Provision			Provision	Effective
	Income Before	(benefit) for	Effective	Income Before	(benefit) for	Tax Rate
	Income Taxes	Income Taxes	Tax Rate	Income Taxes	Income Taxes
GAAP	$36,173	$9,400	26.0%	$94,338	$27,332	29.0%
Adjustments:
Acquisition costs (Note 1)	10,699	—		30	—
Acquisition inventory step-up	10,119	—		—	—
(Note 2)
Fees and expenses relating to	713	—		—	—
repricing of term loan (Note 3)
Amortization of debt issuance	1,629	—		—	—
costs (Note 4)
Integration costs (Note 5)	11,850	—		—	—
Restructuring (Note 6)	24	—		1,007	—
Amortization of intangible assets	10,538	—		3,380	—
Sale of previously written down	—	—		(2,098)	—
inventory (Note 7)
Tax effect of pro forma adjustments	—	13,211		—	1,128
Adjustment to pro forma tax rate	—	278		—	(430)

Non-GAAP	$81,745	$22,889	28.0%	$96,657	$28,030	29.0%

Note 1: We recorded $8.2 million and $10.7 million of acquisition costs during the three and six months ended June 30, 2016, respectively and $2.5 million during the three months ended March 31, 2016 related to the Newport Corporation acquisition, which closed during the second quarter of 2016.

Note 2: We recorded $10.1 million of amortization expense during the three and six months ended June 30, 2016 related to the step-up of inventory to fair value as a result of the Newport Corporation acquisition.

Note 3: We recorded $0.7 million of fees and expenses during the three and six months ended June 30, 2016 related to the repricing of our Term Loan Credit Agreement.

Note 4: We recorded $1.6 million of additional interest expense during the three and six months ended June 30, 2016 related to the amortization of debt issuance costs affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 5: We recorded $11.9 million of integration costs during the three and six months ended June 30, 2016 related to the Newport Corporation acquisition.

Note 6: We recorded $0.2 million and $1.0 million of restructuring costs during the three and six months ended June 30, 2015, respectively, related to the outsourcing of an international manufacturing operation.

Note 7: Cost of sales for the three and six months ended June 30, 2015, include the reversal of a special charge of $2.1 million for obsolete inventory, which was subsequently sold.

MKS Instruments, Inc.
Reconciliation of Q3-16 Guidance — GAAP Net Income to Non-GAAP Net Earnings
(In thousands, except per share data)

	Three Months Ended September 30, 2016
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$19,600	$0.36	$32,200	$0.60
Amortization	12,500	0.23	12,500	0.23
Integration costs	3,000	0.06	3,000	0.06
Deferred financing fees	1,260	0.02	1,260	0.02
Acquisition inventory step-up	4,500	0.08	4,500	0.08
Tax effect of adjustments (Note 1)	(6,660)	(0.12)	(7,360)	(0.14)

Non-GAAP net earnings	$34,200	$0.64	$46,100	$0.86

Q3-16 forecasted shares		53,800		53,800

Note 1: The Non-GAAP adjustments are tax effected at the applicable statutory rates.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$354,275	$227,574
Restricted cash	5,559	—
Short-term investments	71,373	430,663
Trade accounts receivable, net	233,951	101,883
Inventories	278,360	152,631
Other current assets	57,995	26,760

Total current assets	1,001,513	939,511
Property, plant and equipment, net	184,221	68,856
Goodwill	592,605	199,703
Intangible assets, net	426,983	44,027
Long-term investments	15,230	—
Other assets	22,879	21,250

Total assets	$2,243,431	$1,273,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$12,678	$—
Accounts payable	61,538	23,177
Accrued compensation	59,360	28,424
Income taxes payable	7,022	4,024
Other current liabilities	67,092	35,359

Total current liabilities	207,690	90,984
Long-term debt, net	696,906	—
Non-current deferred taxes	102,101	2,655
Other liabilities	55,124	18,827

Total liabilities	1,061,821	112,466

Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	765,393	744,725
Retained earnings	434,928	427,214
Accumulated other comprehensive loss	(18,824)	(11,171)

Total stockholders’ equity	1,181,610	1,160,881

Total liabilities and stockholders’ equity	$2,243,431	$1,273,347